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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2004

IMH ASSETS CORP. (as depositor under an Indenture, dated as of April 30, 2004, providing for, inter alia, the issuance of Collateralized Asset-Backed Bonds, Series 2004-4)

                                IMH Assets Corp.
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                333-113187                   33-0705301
(State or Other Jurisdiction      (Commission               (I.R.S. Employer
of Incorporation)                 File Number)             Identification No.)

1401 Dove Street
Newport Beach, California                          92660
(Address of Principal                           (Zip Code)
Executive Offices)

Registrant's telephone number, including area code, is (949) 475-3600

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Item 2.

      Acquisition or Disposition of Assets.

      On April 30, 2004, a single series of bonds, entitled IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2004-4 (the "Bonds"), were issued pursuant to an indenture, dated as of April 30, 2004 (the "Agreement"), between Impac CMB Trust Series 2004-4, a Delaware statutory trust, as Issuer (the "Issuer"), and Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee").

Item 5.

      Other Events.

Identification of the Derivative Contract Counterparty

      The Derivative Contract Counterparty shall be Lehman Brothers Derivative Products Inc.

Description of the Mortgage Pool

      The Bonds, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), consisting of mortgage loans (the "Mortgage Pool"). The Mortgage Pool is comprised of one- to four-family, adjustable-rate mortgage loans having original terms to maturity of not greater than 30 years (the "Mortgage Loans"). The mortgage loans have an aggregate principal balance of approximately $1,244,270,297 as of April 1, 2004.

      The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of April 1, 2004.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Not applicable

      (b) Not applicable

      (c) Exhibits:

 Exhibit No.    Description
 -----------    -----------

    99.1 Characteristics of the Mortgage Pool as of April 1, 2004, relating to IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2004-4.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         IMH ASSETS CORP.


                                         By:   /s/ Richard J. Johnson
                                            -----------------------------------
                                         Name:  Richard J. Johnson
                                         Title: Chief Financial Officer

Dated: May 17, 2004

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                                  EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------

99.1 Characteristics of the Mortgage Pool as of April 1, 2004, relating to IMH Assets Corp.,
                           Collateralized Asset-Backed Bonds, Series
                           2004-4.